UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2018

MARRIOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13881	52-2055918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10400 Fernwood Road, Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 380-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01	Other Events.

On November 13, 2018, Marriott International, Inc. (“we” or “us”) entered into a Terms Agreement with J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and the other Underwriters listed on Schedule I thereto (the “Terms Agreement,” which incorporates by reference the Underwriting Agreement General Terms and Provisions, dated June 9, 2006 (the “Underwriting Agreement”) (which we previously filed on June 14, 2006 as Exhibit 1.1 to our Current Report on Form 8-K)) to issue $550 million aggregate principal amount of our Floating Rate Series Y Notes due 2020 (the “Series Y Notes”), $350 million aggregate principal amount of our 4.150% Series Z Notes due 2023 (the “Series Z Notes”) and $300 million aggregate principal amount of our 4.650% Series AA Notes due 2028 (the “Series AA Notes” and, together with the Series Y Notes and the Series Z Notes, the “Notes”). On November 16, 2018, we received net proceeds of approximately $1.190 billion from the offering of the Notes, after deducting the underwriting discount and estimated expenses of the offering. We expect to use these proceeds for general corporate purposes, which may include working capital, capital expenditures, acquisitions, stock repurchases or repayment of outstanding commercial paper or other borrowings.

We will pay interest on the Series Y Notes on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2019. We will pay interest on the Series Z Notes and on the Series AA Notes on June 1 and December 1 of each year, commencing on June 1, 2019. The Series Y Notes will mature on December 1, 2020, the Series Z Notes will mature on December 1, 2023, and the Series AA Notes will mature on December 1, 2028. We may redeem the Series Z Notes or the Series AA Notes, in whole or in part, at our option, under the terms provided in the applicable Form of Note.

We issued the Notes under an indenture dated as of November 16, 1998 with The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A., formerly known as The Chase Manhattan Bank, as trustee (the “Indenture”) (which we previously filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended January 1, 1999).

In connection with the public offering of the Notes, we filed a Prospectus dated February 15, 2018 and a Prospectus Supplement dated November 13, 2018 (the “Prospectus Supplement”) with the Securities and Exchange Commission, each of which forms a part of our Registration Statement on Form S-3 (Registration No. 333-223058) (the “Registration Statement”). We are filing the Terms Agreement, the Indenture Officers’ Certificate pursuant to Section 301 of the Indenture, the Forms of Notes, and a legal opinion of our counsel, Gibson, Dunn & Crutcher LLP, on the Notes as exhibits to this report for the purpose of incorporating them as exhibits to the Registration Statement.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits. We are filing the following exhibits with this report:

Exhibit 1.1	Terms Agreement, dated November 13, 2018, among Marriott International, Inc. and the Underwriters named therein.

Exhibit 4.1	Form of Note for the Floating Rate Series Y Notes due 2020.

Exhibit 4.2	Form of Note for the 4.150% Series Z Notes due 2023.

Exhibit 4.3	Form of Note for the 4.650% Series AA Notes due 2028.

Exhibit 4.4	Indenture Officers’ Certificate (with respect to the Floating Rate Series Y Notes due 2020, 4.150% Series Z Notes due 2023 and 4.650% Series AA Notes due 2028) pursuant to Section 301 of the Indenture, dated November 16, 2018.

Exhibit 5.1	Opinion of Gibson, Dunn & Crutcher LLP, dated November 16, 2018.

Exhibit 23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT INTERNATIONAL, INC.

Date: November 16, 2018

	By:	/s/ Bao Giang Val Bauduin
Bao Giang Val Bauduin
Controller and Chief Accounting Officer